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Exhibit 99(b)

NOTICE OF GUARANTEED DELIVERY
FOR
4.80% SENIOR NOTES DUE 2008, SERIES A
AND
6.05% SENIOR NOTES DUE 2013, SERIES A
OF
PANHANDLE EASTERN PIPE LINE COMPANY, LLC

        As set forth in the Prospectus dated                        , 200    (the "Prospectus") of Panhandle Eastern Pipe Line Company, LLC (the "Issuer") and in the accompanying Letter of Transmittal (the "Letter of Transmittal"), this form or one substantially equivalent hereto must be used to accept the Issuer's offer to exchange (the "Exchange Offer") up to $300,000,000 aggregate principal amount of our 4.80% senior notes due 2008, series B, which have been registered under the Securities Act of 1933, as amended, for $300,000,000 aggregate principal amount of our outstanding 4.80% senior notes due 2008, series A (the "4.80% Original Notes") and up to $250,000,000 aggregate principal amount of our 6.05% senior notes due 2013, series B, which have been registered under the Securities Act of 1933, as amended, for $250,000,000 aggregate principal amount of our outstanding 6.05% senior notes due 2013, series A (the "6.05% Original Notes" and, together with the 4.80% Original Notes, the "Original Notes"), if certificates for the Original Notes are not immediately available or if the Original Notes, the Letter of Transmittal or any other documents required thereby cannot be delivered to the Exchange Agent, or the procedure for book-entry transfer cannot be completed, prior to 5:00 p.m., Eastern Time, on the Expiration Date (as defined below). This form may be delivered by an Eligible Institution by hand or transmitted by facsimile transmission, overnight courier or mail to the Exchange Agent as set forth below. Capitalized terms used but not defined herein have the meaning given to them in the Prospectus.

        THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., EASTERN TIME, ON                        , 2004, UNLESS THE OFFER IS EXTENDED (THE "EXPIRATION DATE"). TENDERS OF ORIGINAL NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M. ON THE EXPIRATION DATE.

To: J.P. Morgan Trust Company, N.A., the Exchange Agent

By Mail (Certified, Registered, Overnight or First Class) or Hand Delivery
J.P. Morgan Trust Company, N.A.
c/o Bank One Trust Company, N.A.
1111 Polaris Parkway
Building 54101 – IN
Mail Code – OH1-0184
Columbus, Ohio 43240	By Facsimile (For Eligible Institutions Only) (614) 248-7238 Telephone Number (614) 248-0978

        DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE, OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

        This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal to be used to tender Original Notes is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the space provided therefor in the Letter of Transmittal.

        The undersigned hereby tenders to the Issuer, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which are hereby acknowledged,            [fill in number of Original Notes] Original Notes pursuant to the guaranteed delivery procedures set forth in the Prospectus and Instruction 1 of the Letter of Transmittal.

        The undersigned understands that tenders of Original Notes will be accepted only in principal amounts equal to $1,000 or integral multiples thereof. The undersigned understands that tenders of Original Notes pursuant to the Exchange Offer may not be withdrawn after 5:00 p.m., Eastern Time, on the Expiration Date.

        All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death, incapacity or dissolution of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

NOTE: SIGNATURES MUST BE PROVIDED WHERE INDICATED BELOW.

Certificate No(s). for Existing Notes (if available):	Name(s) of Record Holder(s)

Principal Amount of Exiting Notes:	PLEASE PRINT OR TYPE
Address:

If Existing Notes will be delivered by book-entry transfer at the Depositor Trust Company, Depositary Account No.:
Area Code and Tel. No.

Signature(s):

	Dated:	, 2003

        This Notice of Guaranteed Delivery must be signed by the registered holder(s) of Original Notes exactly as its (their) name(s) appear(s) on the certificate(s) for Original Notes covered hereby or on a DTC security position listing naming it (them) as the owner of such Original Notes, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person(s) must provide the following information:

PLEASE PRINT NAME(S), TITLE(S) AND ADDRESS(ES)

Name(s):
Capacity(ies):
Address(es):

GUARANTEE

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

        The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States or an "Eligible Guarantor Institution" as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), hereby (a) represents that the tender of Original Notes effected hereby complies with Rule 14e-4 under the Exchange Act and (b) guarantees to deliver to the Exchange Agent a certificate or certificates representing the Original Notes tendered hereby, in proper form for transfer (or a confirmation of the book-entry transfer of such Original Notes into the Exchange Agent's account at DTC, pursuant to the procedures for book-entry transfer set forth in the Prospectus), and a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) together with any required signatures and any other required documents, at one of the Exchange Agent's addresses set forth above, within five New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

        THE UNDERSIGNED ACKNOWLEDGES THAT IT MUST DELIVER THE LETTER OF TRANSMITTAL AND ORIGINAL NOTES TENDERED HEREBY TO THE EXCHANGE AGENT WITHIN THE TIME PERIOD SPECIFIED FORTH ABOVE AND THAT ANY FAILURE TO DO SO COULD RESULT IN FINANCIAL LOSS TO THE UNDERSIGNED.

Name of Firm:	Authorized Signature
Address:	Name:	Please Print or Type
Area Code and Tel. No:	Date:	, 200

        NOTE: DO NOT SEND ORIGINAL NOTES WITH THIS FORM; ORIGINAL NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL SO THAT THEY ARE RECEIVED BY THE EXCHANGE AGENT WITHIN THE TIME PERIOD SET FORTH ABOVE.

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  Exhibit 99(b)